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                                                                       EXHIBIT 5

                       [ROSENMAN & COLIN LLP LETTERHEAD]

October 28, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have been requested by 1999 Broadway Associates Limited Partnership (the 'Partnership'), a Delaware limited partnership, to furnish our opinion in connection with the proxy and registration statement (the 'Registration Statement') on Form S-3 (Registration No. 333-36471) with respect to the registration of 460 preferred limited partnership interests (the 'Interests') of the Partnership.

     We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933, and when the Interests have been issued and paid for in the manner described in the Registration Statement, the Interests will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption 'Legal Matters' in the prospectus included in the Registration Statement.

                                          Very truly yours,
                                          ROSENMAN & COLIN LLP

                                          By JOSEPH L. GETRAER
                                                 A Partner